UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 1, 2013

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definition Agreement

The information provided in Item 3.03 below is hereby incorporated herein by reference.

Item 3.03 – Material Modification to Rights of Security Holders

Adoption of Stockholder Rights Plan

On July 1, 2013, the Board of Directors of Hornbeck Offshore Services, Inc. (the “Company”) declared a dividend on each outstanding share of common stock, $.01 par value per share (the “Common Stock”), of the Company of one right to purchase (individually a “Right” and collectively the “Rights”) Series A Junior Participating Preferred Stock, par value $.01 per share (the “Preferred Stock”). The dividend is payable as of July 15, 2013 (the “Record Date”), to shareholders of record on that date. Each Right will, upon the occurrence of events described below that make it exercisable, entitle the registered holder to purchase from the Company one one-hundredth of one share of the Preferred Stock at a price of $250.00 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of July 1, 2013 (the “Rights Agreement”), between the Company and Computershare Inc., as the rights agent (the “Rights Agent”).

Initially, the Rights will be represented by all certificates representing outstanding shares of Common Stock and no separate certificates for the Rights will be distributed. Until the Distribution Date (as defined below) or earlier redemption, exchange, expiration or termination of the Rights, (a) new certificates representing shares of Common Stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference and (b) the surrender for transfer of any certificates representing shares of Common Stock outstanding as of the Record Date will constitute the surrender for transfer of the Rights associated with the shares of Common Stock represented by such certificate.

The Rights will separate from the Common Stock on the Distribution Date, which is defined in the Rights Agreement as the earlier of (i) the tenth business day following the date of a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the Company’s Common Stock (the date of the announcement of such acquisition being the “Stock Acquisition Date”), or (ii) the tenth business day (or such later date as may be determined by the Board of Directors before the Distribution Date occurs) following the commencement or public announcement of a tender or exchange offer that would, if consummated, result in a person becoming an Acquiring Person, whether any purchases actually occur pursuant to such offer or not. The definition of Acquiring Person under the Rights Agreement excludes (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company or any person organized, appointed, established, or holding Common Stock for or pursuant to the terms of any such plan or (D) any person whose ownership of 10% or more of the shares of Common Stock of the Company then outstanding results solely from (i) being a beneficial owner of 10% or more of the Common Stock at the effective date of the Rights Agreement or as a result of the acquisition of Common Stock in certain limited circumstances set forth in the Rights Agreement, (ii) any action or transaction approved by at least 80% of the members of the full Board of Directors before such person acquires such 10% beneficial ownership or (iii) a reduction in the number of issued and outstanding shares of Common Stock pursuant to a transaction or transactions approved by the Board of Directors. Any person excluded from becoming an Acquiring Person by reason of clause (i), (ii) or (iii) above will nevertheless become an Acquiring Person if it acquires any additional shares of Common Stock (including as a result of the exercise of any applicable preemptive rights), unless upon consummation of the acquisition of additional shares of Common Stock such person does not own 10% or more of the Common Stock then outstanding. As soon as practicable following the Distribution Date, the Rights will separate from the Common Stock, and separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. From and after the Distribution Date, such separate certificates alone will evidence the Rights.

Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act, are treated as beneficial ownership of the number of shares of the Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 30, 2023, unless earlier redeemed, exchanged or terminated by the Company, in each case as described below.

If a person becomes an Acquiring Person (a “Flip-In Event”), each holder of a Right who is not an Acquiring Person or related thereto as specified in the Rights Agreement will, if the Rights are not earlier redeemed, thereafter have the right to receive, upon exercise of such Right and payment of the Purchase

Price, that number of shares of Common Stock (or, in certain circumstances, cash, property, or other Company securities) having a then current market price equal to twice the exercise price for one one-hundredth of a share of Preferred Stock (or, in certain circumstances, Common Stock, cash, property or other securities). Rights do not become exercisable following the occurrence of a Flip-In Event until they are no longer redeemable by the Company, as set forth below.

If, at any time on or after the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or (ii) 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold or transferred in one or a series of related transactions (each of the events described in (i) and (ii) above being a “Flip-Over Event”), each holder of a Right (except Rights that previously have been voided) shall thereafter have the right to receive, upon exercise of such Right and payment of the Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Purchase Price.

The Purchase Price payable and the number of shares of Preferred Stock or other securities, including without limitation Common Stock, or property issuable upon exercise of the Rights are subject to adjustment from time to time (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase at less than the Current Market Price (as such term is defined in the Rights Agreement) shares of Preferred Stock or securities convertible into Preferred Stock or (iii) upon the distribution to holders of Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is also subject to certain adjustments from time to time in the event of, among other things, a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, before the Distribution Date.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. Fractions of shares of Preferred Stock (other than integral multiples of one one-hundredth of a share) which would otherwise be issued upon exercise or redemption of the Rights may, at the election of the Company, be evidenced by depositary receipts. The Rights Agreement also provides that the Company may pay cash in lieu of fractional shares.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will also be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

At any time on or before the close of business on the tenth business day following a Stock Acquisition Date (or such later date as may be authorized by the Board of Directors, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), payable at the election of the Company in cash or shares of Common Stock. Immediately upon the action of the Board of Directors of the Company authorizing redemption of the Rights and without any further action or notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

After the occurrence of a Flip-In Event and before a person becomes the beneficial owner of 50% or more of the Common Stock then outstanding, the Company may, if authorized by the Board of Directors, exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio per Right of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, subject to adjustment.

During any such time as the Rights are redeemable, the Company may amend the Rights in any manner, including without limitation an amendment to extend the time period during which the Rights may be redeemed, except that the Company may not, during such time, amend the Rights to decrease the Redemption Price or move forward the expiration date of the Rights. During any such time as the Rights are not redeemable, the Company may amend the Rights Agreement (a) to cure any ambiguity, defect, or inconsistency, (b) to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or (c) to shorten or lengthen any time period under the Rights Agreement, except that the Company may not amend the Rights Agreement to lengthen the time period governing redemption during any such time as the rights are not redeemable.

Until a Right is exercised, the holder thereof, as such, will not have any rights as a shareholder of the Company, including without limitation rights to vote or receive dividends.

Notwithstanding the foregoing description, the Company has reserved the right in the Rights Agreement to make changes to any or all of the terms of the Rights, if before the Distribution Date the Company consummates an underwritten initial public offering of its Common Stock.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company without the approval of the Company’s Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s shareholders. Because the Company’s Board of Directors can redeem the Rights, the Rights should not interfere with any merger or other business combination approved by the Company’s Board of Directors.

The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Amended and Restated Certificate of Designation of Series A Preferred Stock, as Exhibit B the form of Right Certificate, and as Exhibit C the form of Summary of Rights to Purchase Shares, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Amended and Restated Certificate of Designation of Series A Preferred Stock is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified by reference to such Exhibits, which are incorporated herein by reference.

Item 5.03. – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Amended and Restated Certificate of Designation governing the Preferred Stock and the rights, preferences and privileges thereof. The Amended and Restated Certificate of Designation was filed with the Secretary of State of the State of Delaware on July 2, 2013. The Amended and Restated Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

The information in this Item 7.01 of this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and according to general instruction B.2. thereunder, the information in this Item 7.01 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, on July 3, 2013, Hornbeck Offshore Services, Inc. posted a Letter to Stockholders and Summary of Rights to Purchase Shares on its website, http://www.hornbeckoffshore.com, under the heading “Investors – IR Home.”

As stated in prior disclosures, we intend to use our website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors – IR Home.” Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Commission filings and public conference calls and webcasts.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on July 2, 2013.

4.1	Rights Agreement dated as of July 1, 2013 between Hornbeck Offshore Services, Inc. and Computershare Inc., as Rights Agent, which includes as Exhibit A the Amended and Restated Certificate of Designation of Series A Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Shares.

99.1	Press Release, dated July 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: July 3, 2013	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer